Exhibit 21.1

WARNER MUSIC GROUP CORP.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
A.P. Schmidt Company	Delaware
Atlantic/143 L.L.C.	Delaware
Atlantic Mobile LLC.	Delaware
Atlantic/MR Ventures Inc.	Delaware
Atlantic Pix LLC.	Delaware
Atlantic Productions LLC.	Delaware
Atlantic Recording Corporation	Delaware
Atlantic Scream LLC.	Delaware
Alternative Distribution Alliance	New York
Asylum Records LLC (f/k/a WEA Urban LLC)	Delaware
BB Investments LLC.	Delaware
Berna Music, Inc.	California
Big Beat Records Inc.	Delaware
Bulldog Entertainment Group LLC.	Delaware
Bulldog Island Events LLC.	New York
Bute Sound LLC.	Delaware
Cafe Americana Inc.	Delaware
Chappell & Intersong Music Group (Australia) Limited	Delaware
Chappell And Intersong Music Group (Germany) Inc.	Delaware
Chappell Music Company, Inc.	Delaware
Chorus LLC (f/k/a Network Licensing Collection LLC)	Delaware
Cordless Recordings LLC.	Delaware
Cota Music, Inc.	New York
Cotillion Music, Inc.	Delaware
CRK Music Inc.	Delaware
E/A Music, Inc.	Delaware
East West Records LLC.	Delaware
Eleksylum Music, Inc.	Delaware
Elektra/Chameleon Ventures Inc.	Delaware
Elektra Entertainment Group Inc.	Delaware
Elektra Group Ventures Inc.	Delaware
EN Acquisition Corp.	Delaware
FBR Investments LLC.	Delaware
FHK, Inc.	Tennessee
Fiddleback Music Publishing Company, Inc.	Delaware
Foster Frees Music, Inc.	California
Foz Man Music LLC.	Delaware
Fueled By Ramen LLC.	Delaware
Insound Acquisition Inc (f/k/a Atlantic/MR II Inc.)	Delaware
Inside Job, Inc.	New York
Intersong U.S.A., LLC.	Delaware
Jadar Music Corp.	Delaware
Lava Records LLC.	Delaware
Lava Trademark Holding Company LLC.	Delaware

Legal Name	State or Jurisdiction of Incorporation or Organization
LEM America, Inc.	Delaware
London-Sire Records Inc.	Delaware
Made of Stone LLC (f/k/a Griffen Corp).	Delaware
Maverick Recording Company	California
Maverick Partner Inc.	Delaware
McGuffin Music Inc.	Delaware
Mixed Bag Music, Inc.	New York
MM Investment Inc. (f/k/a Warner Bluesky Holding Inc.)	Delaware
NC Hungary Holdings Inc.	Delaware
New Chappell Inc.	Delaware
Nonesuch Records Inc.	Delaware
Non-Stop Cataclysmic Music, LLC.	Utah
Non-Stop International Publishing, LLC.	Utah
Non-Stop Music Holdings, Inc.	Delaware
Non-Stop Music Library, LLC.	Utah
Non-Stop Music Publishing, LLC.	Utah
Non-Stop Outrageous Publishing, LLC.	Utah
Non-Stop Productions, LLC.	Utah
NVC International Inc.	Delaware
Octa Music, Inc.	New York
Penalty Records L.L.C.	New York
Pepamar Music Corp.	New York
Perfect Game Recording Company LLC.	Delaware
Rep Sales, Inc.	Minnesota
Restless Acquisition Corp.	Delaware
Revelation Music Publishing Corporation	New York
Rhino Entertainment Company	Delaware
Rhino/FSE Holdings LLC.	Delaware
Rhino Name and Likeness Holdings LLC.	Delaware
Rick’s Music Inc.	Delaware
RightSong Music Inc.	Delaware
Rodra Music, Inc.	California
Ryko Corporation	Delaware
Rykodisc, Inc.	Minnesota
Rykomusic, Inc.	Minnesota
Sea Chime Music, Inc.	California
SR/MDM Venture Inc.	Delaware
Summy-Birchard, Inc.	Wyoming
Super Hype Publishing, Inc.	New York
T-Boy Music L.L.C.	New York
T-Girl Music L.L.C.	New York
The Biz LLC.	Delaware
The Rhythm Method Inc.	Delaware
Tommy Boy Music, Inc.	New York
Tommy Valando Publishing Group, Inc.	Delaware
TW Music Holdings Inc.	Delaware
Unichappell Music Inc.	Delaware
Upped.com LLC (f/k/a Big Tree Recording Corporation)	Delaware
W.B.M. Music Corp.	Delaware
Walden Music, Inc.	New York
Warner Alliance Music Inc.	Delaware

Legal Name	State or Jurisdiction of Incorporation or Organization
Warner Brethren Inc.	Delaware
Warner Bros. Music International Inc.	Delaware
Warner Bros. Records Inc.	Delaware
Warner/Chappell Music, Inc.	Delaware
Warner/Chappell Music (Services), Inc.	New Jersey
Warner/Chappell Production Music Inc (f/k/a Tri-Chappell Music Inc.)	Delaware
Warner Custom Music Corp.	California
Warner Domain Music Inc.	Delaware
Warner-Elektra-Atlantic Corporation	New York
Warner Music Discovery Inc.	Delaware
Warner Music Distribution Inc.	Delaware
Warner Music Inc. (f/k/a Warner Music Group Inc.)	Delaware
Warner Music Latina Inc.	Delaware
Warner Music Nashville LLC	Tennessee
Warner Music SP Inc.	Delaware
Warner Sojourner Music Inc.	Delaware
WarnerSongs Inc.	Delaware
Warner Special Products Inc.	Delaware
Warner Strategic Marketing Inc.	Delaware
Warner-Tamerlane Publishing Corp.	California
Warprise Music Inc.	Delaware
WB Gold Music Corp.	Delaware
WB Music Corp.	California
WBM/House of Gold Music, Inc.	Delaware
WBR Management Services Inc.	Delaware
WBR/QRI Venture, Inc.	Delaware
WBR/Ruffnation Ventures, Inc.	Delaware
WBR/Sire Ventures Inc.	Delaware
WEA Europe Inc.	Delaware
WEA Inc.	Delaware
WEA International Inc.	Delaware
WEA Management Services Inc.	Delaware
Wide Music, Inc.	California
WMG Acquisition Corp.	Delaware
WMG Holdings Corp.	Delaware
WMG Management Services Inc.	Delaware
WMG Trademark Holding Company LLC.	Delaware